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Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        William A. White, President and Chief Executive Officer and Jeanette Fritz, Executive Vice President and Chief Financial Officer of Coastway Bancorp, Inc. (the "Company") each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2013 and that to the best of their knowledge:

  (1)
  the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: March 25, 2014	/s/ WILLIAM A. WHITE William A. White President and Chief Executive Officer

Date: March 25, 2014	/s/ JEANETTE FRITZ Jeanette Fritz Executive Vice President and Chief Financial Officer

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002